                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-3 No. 333-42792-01 and No. 333-35434-01 of NTL (Delaware), Inc. (the
"Company") and in the related Prospectuses of our report dated April 16, 2002, with respect to the Company's consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in this Annual Report (Form 10-K).


                                                 /s/ Ernst & Young LLP


New York, New York
April 16, 2002